UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 22, 2004

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
 (Address of principal executive offices) (Zip Code)

(301) 581-0600
 (Registrant’s telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 24(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 24(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 - Entry into a Material Definitive Agreement

     As previously reported on Form 8–K on October 29, 2004, Thomas McDonough will become President of Coventry Health Care. Mr. McDonough will assume responsibility for the pending acquisition of First Health Group effective January 1, 2005. Accordingly, the Company entered into a special incentive plan with Mr. McDonough on November 22, 2004, to be effective January 1, 2005 through December 31, 2005. Plan awards are based on the attainment of pre–established financial goals on the first year’s performance of First Health Group. A copy of the agreement is attached to this Form 8–K as exhibit 10.1.

     The Company also entered into a special incentive plan with James McGarry on November 22, 2004, to be effective January 1, 2005 through December 31, 2005. Plan awards are based on the attainment of pre–established financial goals on the first year’s performance of First Health Group. A copy of the agreement is attached to this Form 8–K as exhibit 10.1.

     On November 22, 2004 the Company approved an Executive Management Incentive Plan for 2005. A copy of the agreement is attached to this Form 8–K as exhibit 10.2.

     On November 22, 2004 the Company approved a Management Incentive Plan for 2005. A copy of the agreement is attached to this Form 8–K as exhibit 10.3.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

c)	Exhibits

	Exhibit No.	Description of Exhibit

	10.1	Special Incentive Plan effective as of January 1, 2005 for Thomas McDonough and James McGarry
	10.2	2005 Executive Management Incentive Plan
	10.3	2005 Management Incentive Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Dale B. Wolf

Dale B. Wolf
Executive Vice President, Chief Financial Officer and Treasurer

Dated: November 23, 2004

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Special Incentive Plan effective as of January 1, 2005 for Thomas McDonough and James McGarry
10.2	2005 Executive Management Incentive Plan
10.3	2005 Management Incentive Plan